Exhibit 99.1

Immunomedics Announces Closing of $30 Million Financing

MORRIS PLAINS, N.J., October 12, 2016 — Immunomedics, Inc. (Nasdaq:IMMU) announced today that it has closed on a previously disclosed underwritten offering of 10,000,000 shares of common stock and warrants to purchase up to 10,000,000 shares of common stock, with gross proceeds of $30 million.  Each share of common stock and its accompanying warrant was priced at $3.00. The warrants are exercisable six months following the date of issuance, will expire on the second anniversary of the date of issuance and have an exercise price of $3.75.

Immunomedics intends to use the proceeds from the offering primarily in continuing support of clinical and regulatory activities for IMMU-132, including submission of an NDA to FDA for accelerated approval in metastatic triple-negative breast cancer, and for working capital and general corporate purposes.

Wells Fargo Securities, LLC acted as sole book-running manager.

The shares of common stock and accompanying warrants described above were offered by Immunomedics pursuant to a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission. A prospectus supplement and accompanying base prospectus related to the offering has been filed with the SEC and is available on its web site at www.sec.gov.  Copies of the prospectus supplement and accompanying prospectus may be obtained from Wells Fargo Securities, LLC, Equity Syndicate Department, 375 Park Avenue, New York, NY, 10152, or by email at cmclientsupport@wellsfargo.com, or by telephone at (800) 326-5897.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology.

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, timing or associated costs), related timelines, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, new product development (including clinical trials outcome and regulatory requirements/actions), the Company’s dependence on business collaborations in order to further develop our products and finance our operations, the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and availability of required financing and other sources of funds on acceptable terms, if at all, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.